Exhibit 99
FOR IMMEDIATE RELEASE
March 23, 2006	Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated

CABELA’S INC. ANNOUNCES APPOINTMENT OF CHIEF EXECUTIVE OFFICER OF WORLD’S FOREMOST BANK

SIDNEY, Neb. - March 23, 2006 - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, announced today that Joseph M. Friebe has been named Chief Executive Officer of World’s Foremost Bank, Cabela’s wholly-owned credit card bank subsidiary.

Friebe, 51, a 10-year Cabela’s veteran, has served as Cabela’s Vice President of Direct Marketing since July 2003. From March 1996 to July 2003, he was Cabela’s Director of Marketing. Prior to joining Cabela’s, Friebe worked for 13 years in the direct marketing business, most recently serving as a Vice President of The Sportman’s Guide. He began his career at Grant Thornton as a certified public accountant. Friebe will assume his position as Chief Executive Officer of World’s Foremost Bank effective June 1, 2006.

“Cabela’s is very fortunate to have a long-term member of its management team with Joe’s capabilities and experience ready to lead World’s Foremost Bank,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “Joe’s direct marketing experience and financial expertise make him ideally suited for this position, and he will be an invaluable asset as World’s Foremost Bank continues to focus on new account growth and profitability. I have every confidence in Joe’s ability to guide World’s Foremost Bank in the years ahead.”

Ralph Castner, Cabela’s Vice President and Chief Financial Officer, and current interim Chief Executive Officer of World’s Foremost Bank, has been named Chairman of the Board of World’s Foremost Bank. Castner has been a member of the Board of Directors of World’s Foremost Bank since its formation in 2001 and served as Treasurer and Secretary of World’s Foremost Bank from 2001 to 2003. Orrin Wilson, who served as interim Chairman of the Board of World’s Foremost Bank since January 2006, will continue to serve as a member of the Board of Directors. “We would like to thank Orrin for his service as interim Chairman,” Highby said. “His vast banking experience will continue to be a significant asset to World’s Foremost Bank.”

Tom Boatman, World’s Foremost Bank’s Chief Operating Officer and Secretary, and current interim President, has been named President of World’s Foremost Bank on a permanent basis. Boatman has been a member of the Board of Directors of World’s Foremost Bank since its formation in 2001 and has served as interim President of World’s Foremost Bank since January 2006. “We are looking forward to continuing to take advantage of Tom’s more than 25 years of credit card experience as we grow World’s Foremost Bank into one of the country’s leading credit card issuers,” Highby said.

Kevin Werts, World’s Foremost Bank’s Chief Financial Officer and Treasurer, has been named to the additional position of Chief Marketing Officer of World’s Foremost Bank. Werts has served as Chief Financial Officer and Treasurer of World’s Foremost Bank since June 2003.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s Club® VISA credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding the expected growth of World’s Foremost Bank. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: limited availability of financing or variation in funding costs for the Company’s financial services business; credit card risk related to loans made to cardholders; charge-off levels of credit card accounts; lack of growth of potential new cardholders generated by the Company’s direct and retail businesses; fluctuations in interest rates; operational risks related to the ability of the Company’s financial services business to acquire the necessary operational and organizational infrastructure and recruit experienced personnel; adverse economic conditions; decreased interchange fees received by the Company’s financial services business as a result of the current interchange litigation against VISA; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 31, 2005), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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